Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

RACKSPACE TECHNOLOGY, INC.

(Adopted as of August 4, 2020)

ARTICLE I

OFFICES

Section 1.01 Registered Office. The address of the registered office of Rackspace Technology, Inc. (hereinafter the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Delaware, or solely by means of remote communication in accordance with Section 2.13 of these Bylaws and applicable law, as may be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.02 Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with Section 2.07 of these Bylaws shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of meeting. The Corporation may postpone, adjourn, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.03 Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation. Special meetings of stockholders shall be held on such day and at such hour, as shall be designated in the notice of meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Except in the case of a special meeting of stockholders called at the request of the stockholders pursuant to the express terms of the Certificate of Incorporation, the Corporation may postpone, adjourn, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 2.04 Notice of Meetings. Except as otherwise provided by the Certificate of Incorporation or applicable law, notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders not physically present may be deemed to be present and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice may be given either personally, by courier service, by electronic mail, by other form of electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. If delivered by courier service, such notice shall be deemed to be given at the earlier of when the notice is received or left at such stockholder’s address. If notice is given by electronic mail or other electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.

Section 2.05 Quorum; Adjournment of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series or classes or series of stock voting as a separate class, the holders of a majority in voting power of the shares of such class or series or classes or series shall constitute a quorum of such class or series or classes or series with respect to the vote on such business. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of an adjourned meeting need be given except as required by law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.07 Notice of Stockholder Business and Nominations.

(a) Annual Meeting of Stockholders.

(i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors and only other business shall be considered or conducted, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these Bylaws, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination or (D) as provided in the SCP Stockholders Agreement (as defined in the Certificate of Incorporation) or the ABRY Stockholders Agreement (as defined in the Certificate of Incorporation, and, together with the SCP Stockholders Agreement, the “Stockholders Agreements”). Subject to the Stockholders Agreements, clause (C) of this Section 2.07(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(ii) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(1)(C) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on May 10, 2020); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the

Corporation not later than five (5) business days after such record date for the meeting in the case of the update and supplement required to be made as of such record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (a)(ii) or paragraph (b)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or beneficial owner, and (I) any direct or indirect interest of such stockholder or beneficial owner in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, on whose behalf such proposal is made in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Bylaws, the text of such proposed amendment) and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.08 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may be required by the Corporation, including, without limitation, such information as may be requested to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Bylaw and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination, or (C) as provided in the Stockholders Agreements. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders at which directors are to be elected or appointed. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, other than with respect to any nomination made in the manner provided in the Stockholders Agreements, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder’s notice required by paragraph (a)(ii) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.08 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in the immediately preceding sentence.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw or in the Stockholders Agreements shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded; provided, that nothing herein shall limit the power and authority of the Board of Directors to make any such determinations in advance of any meeting of stockholders. Notwithstanding anything herein to the contrary, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Bylaw, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(i)(C) or paragraph (b) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(iv) Notwithstanding the foregoing, the nomination of any Apollo Board Nominee, SCP Board Nominee or ABRY Board Nominee (each as defined in the Stockholders Agreements) shall not be subject to the provisions of this Section 2.07.

Section 2.08 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation and qualified to serve as a director, a person must deliver (such delivery to be made, in the case of a person nominated for election as a director of the Corporation pursuant to paragraph (a)(1)(C) or paragraph (b) of Section 2.07 of these Bylaws, in accordance with the time periods prescribed for delivery of notice under Section 2.07 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other persons or entities on whose behalf the nomination is being made pursuant to paragraph (a)(1)(C) or paragraph (b) Section 2.07 of these Bylaws (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.09 Required Vote. At all meetings of the stockholders at which directors are to be elected and a quorum is present, a plurality of the votes cast by stockholders entitled to vote for the election of such directors shall be sufficient to elect such directors. Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation, its stockholders or its securities (in which case such vote as prescribed by applicable law shall be the applicable vote on the matter), in all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.10 Inspectors of Elections. The Corporation may, and to the extent required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

Section 2.11 Action Without a Meeting. Unless prohibited by the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

Section 2.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13 Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. Except as otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02 Number of Directors. The total number of directors shall be fixed from time to time in the manner provided by the Certificate of Incorporation. No decrease in the total number of directors shall shorten the term of any incumbent director.

Section 3.03 Quorum; Required Vote. Except as otherwise provided by law or the Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the total number of directors (including any vacancies or unfilled newly created directorships) constitute a quorum. Except as otherwise provided by law or the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.04 Telephonic Participation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 3.05 Place of Meetings. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07 Special Meetings. Subject to the notice requirements of Section 3.08, special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Chief Executive Officer or by a majority of the directors.

Section 3.08 Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, overnight mail or courier service, facsimile, electronic mail or other electronic transmission, or orally in person or by telephone. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile, electronic mail or other electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If given orally in person or by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 3.09 Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any director shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10 Vacancies on Board of Directors; Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, and subject to the terms of the Stockholders Agreements, any vacancy resulting from the death, resignation, removal or disqualification of any director or other cause, or any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by an affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation; provided, that, (i) for so long as the Apollo Entities own, beneficially or of record, at least 5% of the outstanding Common Stock of the Corporation, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of any Apollo Board Nominee, including the failure of any Apollo Board Nominee to be elected, shall be filled only by the Apollo Stockholder (as defined in the Certificate of Incorporation), (ii) for so long as the SCP Nomination Condition (as defined in the SCP Stockholders Agreement) is satisfied, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of such SCP Board Nominee (as defined in the SCP Stockholders Agreement), including the failure of the SCP Board Nominee to be elected, shall be filled in the manner set forth in the SCP Stockholders Agreement, and (iii) for so long as the ABRY Nomination Condition (as defined in the ABRY Stockholders Agreement) is satisfied, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the ABRY Board Nominee (as defined in the ABRY Stockholders Agreement), including the failure of the ABRY Board Nominee to be elected, shall be filled in the manner set forth in the ABRY Stockholders Agreement. Except as otherwise provided by this Bylaw, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Section 3.11 Executive and Other Committees. The Board of Directors may designate one or more committees of the Board of Directors, including an Executive Committee to exercise, subject to applicable provisions of law, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session. The Executive Committee and each such other committee shall consist of two (2) or more directors of the Corporation and, subject to applicable law and any other law, rule or regulation applicable to the Corporation (including the rules and regulations of any securities exchange on the which the Corporation’s shares are listed), at least one Apollo Board Nominee, for so long as the Apollo Entities (as defined in the Certificate of Incorporation) own, beneficially or of record, at least 5% of the outstanding Common Stock of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by law, the Certificate of Incorporation or these Bylaws, any such committee, to the extent provided by the General Corporation Law of the State of Delaware, these Bylaws or the designating resolution, shall have and may exercise all the powers and authority of the Board of Directors. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by in these Bylaws or by resolution of the Board of Directors designating such committee. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.08 of these Bylaws. Each committee shall serve at the pleasure of the Board of Directors and the Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise expressly provided in these Bylaws or the by resolution of the Board of Directors designating such committee, every reference to a committee or to a member of a committee in these Bylaws shall apply to any subcommittee or member of a subcommittee mutatis mutandis.

Section 3.12 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 3.13 Fees and Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, compensation for service as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The elected officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer, one or more Presidents, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors. The Chairman of the Board, if any, shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In addition, the Board of Directors or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, Treasurers and Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.

Section 4.02 Term of Office. The principal officers of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification.

Section 4.03 Removal. Any officer may be removed, either with or without cause, at any time, by the Board of Directors. Any officer or agent appointed by the Chief Executive Officer may also be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her earlier death, resignation, removal or disqualification, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.04 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any officer shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05 Vacancies. A vacancy in any office may be filled in the manner prescribed in these Bylaws for appointment to such office.

Section 4.06 Powers and Duties. Subject to the control of the Board of Directors, the officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the Chief Executive Officer without limiting the foregoing:

(a) Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b) Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors. Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.

(c) President. Each President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

(d) Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer or a President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, Chief Executive Officer, each President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Executive Officer may direct the Treasurer or any assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer or any assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(e) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 4.07 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

ARTICLE V

CAPITAL STOCK

Section 5.01 Certificated and Uncertificated Stock; Transfers.

(a) Subject to clause (d) below, the shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

(b) The shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of certificated shares of stock, transfers shall be made on the books of the Corporation only by the holder thereof or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificate(s) for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of uncertificated shares of stock, transfers shall be made on the books of the Corporation only upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

(c) Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers certifying the number and class of shares of stock of the Corporation owned by such holder. Unless the Board of Directors by resolution directs otherwise, the Chairman of the Board, the Chief Executive Officer, any President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be authorized to sign stock certificates. Any or all of the signatures on such certificates may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(d) Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in uncertificated or book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 5.02 Last, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Corporation may require the owner of any such certificate, or such owner’s legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Corporation, if required. The Corporation may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.

Section 5.03 Record Owners. The stock ledger shall be the only evidence as to who are the stockholders of the Corporation and the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.04 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 5.05 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date, unless otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of meeting shall be the date for making such determination. If no such record date is fixed by the Board of Directors, then the record date shall, unless otherwise required by law, be at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting has been fixed by the Board of Directors (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

AMENDMENTS

Section 6.01 Amendments by Stockholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders (i) prior to the Trigger Event (as defined in the Certificate of Incorporation), by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon and (ii) after the Trigger Event, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock entitled to vote thereon at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition is contained in the notice of such special meeting.

Section 6.02 Amendments by the Board of Directors. The Board of Directors may adopt, amend or repeal these Bylaws as provided in the Certificate of Incorporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.02 Voting of Securities Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend and vote at any meeting of security holders of any entity in which the Corporation holds securities and to exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities, including the authority to execute and deliver proxies, powers of attorney and consents on behalf of the Corporation. Unless the Board of Directors directs otherwise, each of the Chairman, the Chief Executive Officer and any President shall have the powers specified in the preceding provisions of this Section 7.02.

Section 7.03 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient, in accordance with law. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation. The Board of Directors may abolish any such reserve at any time.

Section 7.04 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 7.05 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

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